1 Centrus Energy Corp. Securities Trading and Confidentiality Policies and Procedures (Last Updated November 7, 2023) As a publicly‐traded corporation, Centrus Energy Corp. (together with its subsidiaries, “Centrus” or the “Company”) has adopted certain policies which are designed to deter any “insider trading” problems and the unauthorized handling of Company information. This Securities Trading and Confidentiality Policies and Procedures and its appendices (this “Policy”) is divided into two parts: the first part prohibits trading in certain circumstances and applies to all Company directors, officers and employees and their respective immediate family members. The second part imposes special additional trading restrictions and applies to all (i) directors of the Company, (ii) executive officers of the Company, (iii) the persons listed on Appendix A, which may be updated from time to time by the Board of Directors of the Company and (iv) with respect to any of the foregoing persons, (A) any spouse, child, parent, grandparent, sibling and in- law of such person, (B) anyone else who lives in the same household as such person, and (C) any person or entity under the influence or control of such person (collectively the “Covered Persons”). This Policy supersedes and replaces the Company’s prior Securities Trading and Confidentiality Policies and Procedures dated as of August 10. 2021. Please read this Policy carefully and contact the Company’s General Counsel or his/her delegate if you have any questions. One of the principal purposes of the federal securities laws is to prohibit so-called “insider trading.” Simply stated, insider trading occurs when a person uses material nonpublic information obtained through involvement with the Company to make decisions to purchase, sell, give away or otherwise trade the Company’s securities or to provide that information to others outside the Company. The prohibitions against insider trading apply to trades, tips and recommendations by virtually any person, including all persons associated with the Company, if the information involved is “material” and “nonpublic.” These terms are defined in this Policy under Part I, Section 3 below. The prohibitions would apply to any director, officer or employee who buys or sells Company stock on the basis of material nonpublic information that he or she obtained about the Company, its customers, suppliers, or other companies with which the Company has contractual relationships or may be negotiating transactions. As outlined in more detail below, directors, officers and employees and/or Covered Persons must comply with the following: • Do not trade securities while in possession of material, non-public information. • Covered Persons must pre‐clear all transactions in Centrus securities with the General Counsel or his/her delegate. • Covered Persons may NOT trade in Centrus securities during “black-out periods” which begin 15 days prior to the end of a quarter and end on the second trading day following the date of filing of the Company’s financial results and Form 10-K or 10-Q for the applicable quarter. • Do not convey material, non-public information to any unauthorized third party or employee, including a relative. • Do not participate in discussions on social media platforms, Internet “chat rooms” or similar online forums about the Company’s prospects or Company’s securities or engage in

2 any other activity that could lead to the intentional or inadvertent dissemination of material, non-public information to third parties. PART I DO NOT TRADE SECURITIES WHILE IN POSSESSION OF MATERIAL NONPUBLIC INFORMATION 1. Applicability This Policy applies to all trading or other transactions in the Company’s securities, including common stock, options and any other securities that the Company may issue, such as preferred stock, notes, bonds and convertible securities, as well as to derivative securities relating to any of the Company’s securities, whether or not issued by the Company. This Policy applies to all Company directors, officers and employees and their respective immediate family members. This Policy is necessary, for your protection and the protection of the Company, because in connection with various Company projects and ongoing operations you may obtain material information that has not been released to the public. Section 10(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 10b-5 thereunder generally prohibit any person from trading in securities on the basis of material nonpublic information. Any doubts about whether a particular situation requires you to refrain from engaging in a securities transaction or sharing information with others should be resolved against taking such action, unless the procedures set forth in this Policy are followed. All questions regarding this Policy and its application should be directed to General Counsel of the Company or his/her delegate. 2. General Policy (a) No director, officer or employee, or any of their immediate family members may purchase or sell, or offer to purchase or sell, any Company security, whether or not issued by the Company, while in possession of material nonpublic information about the Company. (b) No director, officer or employee, or any of their immediate family members who knows of any material nonpublic information about the Company may communicate that information (“tip”) to any other person, including family members and friends, or otherwise disclose such information without the Company’s prior authorization. (c) No director, officer or employee, or any of their immediate family members may purchase or sell any security of any other company, whether or not issued by the Company, while in possession of material nonpublic information about that company that was obtained in the course of his or her involvement with the Company. No director, officer or employee, or any of their immediate family members who knows of any such material nonpublic information may communicate that information to, or tip, any other person, including family members and friends, or otherwise disclose that information without the Company’s prior authorization. (d) For compliance purposes, you should never trade, tip or recommend securities (or otherwise cause the purchase or sale of securities) while in possession of information that you have reason to believe may be material and nonpublic unless you first consult with, and obtain the advance approval of, the General Counsel or his/her delegate.

3 (e) Covered Persons must “pre-clear” all trading in securities of the Company in accordance with the procedures set forth in Part II, Section 2 below. 3. Definitions A. Securities Transaction A “securities transaction” means buying or selling (i) Company securities (debt or equity), (ii) the securities of any corporation in which the Company has a substantial interest or is acquiring an interest, or one with which the Company is about to enter into a major project or major contract, (iii) the securities of a corporation participating in a significant joint venture with the Company, or (iv) the securities of a corporation that is buying or selling a substantial amount of assets from or to the Company. In addition to buying or selling, a securities transaction includes the purchase, sale or exercise of puts, calls or other such options or derivative securities for such securities. A securities transaction includes such transactions for any Company account, client account, employee account or account over which the employee has investment discretion. B. Material Insider trading restrictions come into play only if the information you possess is “material.” Materiality, however, may involve a relatively low threshold. Information is “material” if it concerns the business or operations of the Company that could, if known, influence a reasonable investor in making an investment decision or likely would affect the market price of the Company’s securities, or if it otherwise is information that a reasonable investor would want to know before making an investment decision. Material information also includes any information concerning the business or operations of any corporation in which the Company has a substantial interest, or is acquiring an interest, or with which the Company is entering into a significant project or contract. Depending on the facts and circumstances at any particular time, information with respect to the Company that could be considered material information includes, but is not limited to: • financial results, including revenues, costs, earnings, earnings estimates, operating results or changes in earnings information; • guidance on earnings, revenues, costs (including cost estimates on projects that could have a material impact the Company’s financial statements); • changes in research recommendations (by the Company or others) or debt ratings; • events regarding the Company’s securities (e.g., defaults on senior securities, calls of securities for redemption, adoption, amendment or termination of repurchase plans or programs, stock splits or changes in dividends, changes to the rights of securityholders, actual or proposed public or private sales or offerings of additional securities (debt or equity) or information related to any additional funding); • extraordinary borrowing; • the introduction of a significant new product or service, or failures thereof, or expansion or curtailment of operations;

4 • new significant contracts with customers or suppliers or developments regarding customers or suppliers (e.g., the acquisition or loss of a contract), including award or loss of a significant contract; • significant litigation developments or disputes with customers, suppliers or contractors; • significant labor disputes or negotiations; • changes in management or control, or other extraordinary management developments; • governmental approvals or investigations, significant decisions by government agencies that may affect the Company, or regulatory approvals or changes in regulations and any analysis of how they affect the Company; • a proposal, negotiation or agreement for a joint venture or termination thereof; • proposals, negotiations or agreements for acquisitions of or mergers with other companies, tender offers, dispositions of existing operations or changes in assets; • confidential information obtained from a prospective borrower or in connection with underwriting or dealing activities; • liquidity problems; • changes in auditors or auditor notification that the Company may no longer rely on an auditor’s audit report; • major changes in accounting methods or policies; • significant write-downs in assets or increases in reserves; • bankruptcies or receiverships; and • cybersecurity risks and incidents, including vulnerabilities and breaches. Material information is not limited to historical facts but may also include projections and forecasts. Information may be material even if it relates to future, speculative or contingent events and even if it is significant only when considered in combination with publicly available information. With respect to a future event, such as a merger, acquisition, offering or exchange of the Company’s securities, or introduction of a new product, the point at which negotiations or product development are determined to be material is determined by balancing the probability that the event will occur against the magnitude of the effect the event would have on a company’s operations or stock price should it occur. Thus, information concerning an event that would have a large effect on stock price, such as a merger, may be material even if the possibility that the event will occur is relatively small. When in doubt about whether particular nonpublic information is material, you should presume it is material. If you are unsure whether information is material, you should consult the General Counsel or his/her delegate before making any decision to disclose such information (other than to Covered Persons or persons who are subject to confidentiality obligations in favor of the Company on a “need to know” basis) or to trade in or recommend securities to which that information relates.

5 C. Nonpublic Insider trading prohibitions come into play only when you possess information that is material and “nonpublic.” Information is considered to be “nonpublic” until it has been adequately disclosed to the public. It is important to note that information is not necessarily public for insider trading purposes merely because it has been disclosed to a few members of the public or discussed in the press, which sometimes report rumors. To be “public” the information must have been disseminated in a manner designed to reach investors generally, and the investors must be given the opportunity to absorb the information. You should presume that information is nonpublic unless you can point to its official release by the Company in a public filing with the U.S. Securities and Exchange Commission (the “SEC”), the issuance of a press release, disclosure of the information in the financial media or a meeting with members of the press and the public. Even after public disclosure of information about the Company, you must wait until the close of business on the second (2nd) full trading day after the information was publicly disclosed before you can treat the information as public. Shorter or longer waiting periods might be warranted based upon the nature of the information, as determined by the General Counsel or his/her delegate. Information with respect to the Company that could be considered nonpublic information may include, but is not limited to: • information available to a select group of analysts, brokers or institutional investors; • undisclosed facts that are the subject of rumors, even if the rumors are widely circulated; and • information that has been entrusted to the Company on a confidential basis until a public announcement of the information has been made and enough time has elapsed for the market to respond to a public announcement of the information. As with questions of materiality, if you are not sure whether information is considered public, you should either consult with the General Counsel or his/her delegate or assume that the information is nonpublic and treat it as confidential. 4. Penalties for Violations of the Securities Trading Policy and Laws A. Legal Penalties. The SEC and the Department of Justice actively enforce insider trading laws, and the personal consequences of illegally trading securities using material nonpublic information can be quite severe. Potential consequences include: • civil penalties of up to three times the amount of profit gain or loss avoided as a result of the unlawful action; • significant criminal fines (no matter how small the profit); • significant jail terms; and • private suits for damages equal to the profit gained or loss avoided. In addition, a person (a “tipper”) who tips others (“tippees”) may also be liable for transactions by the tippees to whom he or she has disclosed material nonpublic information. Tippers can be subject to the

6 same penalties and sanctions as the tippees, and the SEC has imposed large penalties even when the tipper did not profit from the transaction. The SEC can also seek substantial civil penalties from any person who, at the time of an insider trading violation, “directly or indirectly controlled the person who committed such violation,” which would apply to the Company and/or management and supervisory personnel. These control persons may be held liable for substantial penalties including in excess of $2 million dollars or three times the amount of the profits gained or losses avoided. Even for violations that result in a small or no profit, the SEC can seek penalties from a company and/or its management and supervisory personnel as control persons. B. Company-Imposed Penalties Violations of this Policy by a director, officer or employee or his or her family members may subject such person to disciplinary action by the Company, including termination for cause. Any exceptions to this Policy, if permitted, may only be granted by the General Counsel or his/her delegate. C. Compliance with Laws Outside of the United States If you are located or engaged in dealings outside the United States, be aware that laws regarding insider trading and similar offenses differ from country to country. Directors, officers and employees must abide by the laws in the country where located. However, you are required to comply with this Policy even if local law is less restrictive. If a local law conflicts with this Policy, you must consult the General Counsel or his/her delegate for guidance. Please promptly report actual or potential violations of this Policy and seek advice with respect to the receipt of material non-public information that you believe you should not have received, or you believe the disclosing party should not have disclosed, in accordance with Appendix B hereto. PART II 1. Blackout Periods To further reduce the likelihood that directors, executive officers and certain identified employees, consultants and contractors may be deemed to have engaged in “insider trading,” all Covered Persons are prohibited from trading in Centrus’ securities during blackout periods as defined below. A. Quarterly Blackout Periods Trading in the Company’s securities is prohibited during the period beginning at the close of the market fifteen (15) days before the end of each fiscal quarter and ending at the close of business on the second (2nd) trading day following the date the Company’s financial results are publicly disclosed and the Company’s Form 10-K or Form 10-Q applicable to the quarter is filed. During these periods, Covered Persons generally possess or are presumed to possess material nonpublic information about the Company’s financial results. B. Other Blackout Periods From time to time, other types of material nonpublic information regarding the Company (such as offerings or exchanges of the Company’s securities, new significant contracts, significant litigation developments, negotiation of mergers, acquisitions or dispositions, investigation and assessment of cybersecurity incidents or new product developments) may be pending or under consideration and not be

7 publicly disclosed. While such material nonpublic information is pending or under consideration, the Company may impose special blackout periods during which Covered Persons are prohibited from trading in the Company’s securities. If the Company imposes a special blackout period, it will notify the Covered Persons affected. C. Exceptions These trading restrictions do not apply to transactions under a pre-existing written plan, contract, instruction, or arrangement pursuant to Rule 10b5-1 under the Exchange Act (a “Trading Plan”) that: • has been reviewed and approved by the General Counsel or his/her delegate (or, if revised or amended, such revisions or amendments have been reviewed and approved by the General Counsel or his/her delegate); • was entered into in good faith by the person at a time when the person was not in possession of material nonpublic information about the Company (and for a Covered Person, outside of a blackout period); • includes a cooling-off period before trades can commence thereunder equal to at least (i) for officers and directors, the later of (A) ninety (90) days after the adoption of such Trading Plan and (B) two (2) business days after the disclosure of the Company’s financial results for the fiscal quarter in which the Trading Plan was adopted or modified, and (ii) for all other employees, thirty (30) days after the adoption of such Trading Plan (as applicable, a “Cooling-off Period”); • for officers and directors, includes a representation certifying that, at the time of adoption or modification of such Trading Plan, such officer or director (i) is not aware of any material nonpublic information about the Company or its securities, and (ii) is adopting such Trading Plan in good faith and not as part of a scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act; and • gives a third party the discretionary authority to execute such purchases and sales, outside the control of the Covered Person, so long as such third party does not possess any material nonpublic information about the Company; or explicitly specifies the security or securities to be purchased or sold, the number of shares, the prices and/or dates of transactions, or other objective formula(s) describing such transactions. Company policy requires Trading Plans to be written and to specify the amount of, date on, and price at which the securities are to be traded, or to establish a formula for determining such items. Trading Plans may not be adopted when the employee is in possession of material nonpublic information about the Company or during any blackout period. An employee may amend or replace his or her Trading Plan only during periods when trading is permitted in accordance with this Policy and any such amendment or replacement has been reviewed and approved by the General Counsel or his/her delegate. Any modification to a Trading Plan that changes the amount, price, or timing of trades, including a change to the formula that affects these inputs, will trigger a new Cooling-off Period. During any consecutive 12- month period, an employee may not establish more than one Trading Plan that is designed to effect the trading of Company securities as a single transaction (i.e., a Trading Plan that has the practical effect of requiring such a result). An employee can establish a second Trading Plan only if (i) trading under the successor Trading Plan is not scheduled to begin until completion or expiration of the predecessor Trading Plan (if the predecessor Trading Plan is terminated early, trading under the successor Trading Plan cannot commence until the applicable Cooling-off Period has run from the date of termination of the predecessor Trading Plan), or (ii) one of the Trading Plans authorizes sell-to-cover transactions to satisfy

8 tax withholding obligations incident to the vesting of certain equity awards, such as grants of restricted stock and restricted stock units, and (A) the sell-to-cover arrangement authorizes the sale of only enough securities necessary to satisfy the employee’s tax withholding obligations arising exclusively from the vesting of a compensatory award, (B) the employee does not otherwise exercise control over the timing of such sales, and (C) the sell-to-cover arrangement does not include sales incident to the exercise of stock options. D. Trading Windows Covered Persons are permitted to trade in the Company’s securities when no blackout period is in effect. Generally, this means that Covered Persons can trade during the period beginning on the third (3rd) trading day following the date the Company’s financial results are publicly disclosed and Form 10-K or Form 10-Q is filed and ending on the close of the market on fifteenth (15th) day before the end of each fiscal quarter. However, even during this trading window, a Covered Person who is in possession of any material nonpublic information should not trade in the Company’s securities until the information has been made publicly available or is no longer material. In addition, the Company may close a trading window if a special blackout period under Part II, Section 1(B) above is imposed and will re-open the trading window once the special blackout period has ended. 2. Pre-Clearance of Securities Transactions A. Mandatory Pre-Clearance Because Covered Persons are likely to come into contact with material nonpublic information on a continuing and frequent basis, all Covered Persons must pre-clear all securities transactions, even during a trading window with the General Counsel or his/her delegate prior to executing the transaction. Subject to the exemption for purchases and sales under a Trading Plan, no Covered Person may, directly or indirectly, purchase or sell (or otherwise make any transfer, gift, pledge or loan of) any Company security at any time without first obtaining prior approval from the General Counsel or his/her delegate. Pre-clearance requests should be submitted in writing or by electronic mail to the General Counsel or his/her delegate. The General Counsel or his/her delegate shall record the date each request is received and the date and time each request is approved or disapproved. Unless revoked, a grant of permission will normally remain valid until the close of trading two (2) business days following the day on which it was granted. If the transaction does not occur during the two-day period, pre-clearance of the transaction must be re-requested. All Covered Persons should obtain pre-clearance for transacting (directly or indirectly) in the securities of another company that has had at any time, or is expected to have, any significant relationship with Centrus, even if the individual is not aware of any current relationship between Centrus. Notwithstanding the foregoing, pre-clearance is not required for purchases and sales of securities under a Trading Plan. With respect to any purchase or sale under a Trading Plan, the third party effecting transactions on behalf of the Covered Person should be instructed to send duplicate confirmations of all such transactions to the General Counsel or his/her delegate on the date the transaction occurs. Pre-clearance will also assist the Company in facilitating the timely filing of the transaction reports required by Company directors and officers designated by the Company as Section 16 officers under the Exchange Act, which such filings are often due within two (2) business days of the applicable transaction.

9 B. All Other Employees. All other employees of Centrus should evaluate their own circumstances at the time they are contemplating a securities transaction to determine whether they have come into possession of material nonpublic information (or nonpublic information that could become material with time). If an employee believes he or she may be in possession of material nonpublic information, he or she should treat that information as strictly confidential and contact the General Counsel or his/her delegate for guidance and to pre-clear any contemplated securities transactions. 3. Section 16 and Other Securities Matters Directors, officers, and holders of 10% or more of the Company’s securities may have obligations under Section 16 of the Exchange Act. Such obligations generally include filing Forms 3, 4 and 5. Any Form 4 or Form 5 filed on or after April 3, 2023 will require completion of a checkbox to indicate whether the reported transaction occurred under a Trading Plan and, if so, the Trading Plan’s adoption date. Bona fide gifts of Company securities are subject to Section 16 reporting obligations. Additionally, directors and such officers may be liable for “short-swing” profits from purchases and sales of the Company’s securities under Section 16(b) of the Exchange Act. This section provides that any such person who makes both a purchase and a sale or a sale and a purchase of the Company’s securities within a period of six (6) months must, unless an available exemption applies, pay to the Company the excess of the sale price over the purchase price even if no real profit was made. Section 16(b) continues to be applicable to directors and officers for a six-month period after they cease to serve in that capacity. If a person is, or was within the preceding six (6) months, a director or officer of the Company, he or she should consult with the General Counsel or his/her delegate regarding the implications of Section 16(b) prior to effecting any transaction in Company securities. If a person holds securities that cannot be resold unless (a) registered under the Securities Act of 1933, as amended (the “Securities Act”), (b) sold pursuant to Rule 144 under the Securities Act, or (c) disposed of pursuant to another exception from the registration requirements of the Securities Act (collectively, “Restricted Securities”), such person should consult with the General Counsel or his/her delegate prior to selling any Restricted Securities. 4. Prohibited Transactions In addition to the prohibitions set forth above, all employees, officers and directors (and their family members and designees) are prohibited from entering into short sales or purchasing financial instruments (including prepaid variable forward contracts, equity swaps, put or call options, collars, and exchange funds) that are designed to hedge or offset any decrease in the market value of Centrus securities. This applies to all securities held, directly or indirectly, by the employee, officer or director, including securities granted to the employee, officer or director by the Company as part of the compensation of the employee, officer or director. Covered Persons, are prohibited from engaging in the following transactions in the Company’s securities unless advance approval is obtained from the General Counsel or his/her delegate: • Short sales. Covered Persons may not sell the Company’s securities short; • Derivative trading. Covered Persons may not buy or sell options, puts or calls or other derivative securities on the Company’s securities (the exercise of stock options granted by the Company are not prohibited but is subject to the Policy);

10 • Trading on margin or pledging. Covered Persons may not hold Company securities in a margin account or pledge Company securities as collateral for a loan; and • Hedging. Covered Persons may not enter into hedging or monetization transactions or similar arrangements with respect to Company securities. 5. “Tipping” of Material nonpublic Information is Prohibited In addition to trading while in possession of material nonpublic information, it is illegal and a violation of the Company’s confidentiality policy (attached hereto as Appendix C) to convey such information to another if you know or have reason to believe that the person will misuse such information by trading in securities or passing such information to others. This applies regardless of whether the tippee is related to you or is an entity, such as a trust or a corporation, and regardless of whether you receive any monetary benefit from the tippee. Trading on or conveying material nonpublic information may also breach contractual obligations assumed by the Company. Apart from contractual remedies (such as damages and injunctions), severe, and possibly irreparable, reputational damage to the Company can result from trading on, tipping or other improper use of material nonpublic information.

Appendix A APPENDIX A CERTAIN EMPLOYEES, INDEPENDENT CONSULTANTS AND CONTRACTORS None

Appendix B APPENDIX B REPORTING VIOLATIONS/SEEKING ADVICE I. Reporting Violations Contact the General Counsel or his/her delegate immediately if you become aware of any suspected violations of the above policies or believe that you have provided material nonpublic information to somebody who does not have a valid need to know it. II. Seeking Advice Inform the General Counsel or his/her delegate immediately if you believe that: • you or another person have received material nonpublic information that you or the other person are not authorized to receive or that you or the other person do not legitimately need to know to perform your respective employment responsibilities, or • you receive information but are unsure if it is within the definition of material nonpublic information or whether its release might be contrary to a fiduciary or other duty or obligation. Do not share the information with anyone unless the General Counsel or his/her delegate advises otherwise. Containment of the information, until the legal implications of possessing it are determined, is critical. The obligations described above are extremely important. The above policies should be read in conjunction with the Company’s Fair Disclosure Policy and the Company’s other information protection policies. Together, these policies set forth minimum standards for the use, dissemination and protection of material nonpublic information. To the extent that any other internal policy of the Company, business group, or office sets forth more stringent standards or requirements, such policy will control. If you have any questions about the foregoing policies or procedures, or concerning your obligations in this regard, please contact the General Counsel or his/her delegate.

13 APPENDIX C CONFIDENTIALITY POLICY: DO NOT DISCLOSE INFORMATION TO UNAUTHORIZED THIRD PARTIES OR COMPANY EMPLOYEES The Company’s confidentiality policy prohibits each director, officer and employee from disclosing to any person nonpublic information relating to the Company or any of its operations. This policy applies with equal force to nonpublic information relating to other companies that you may obtain in the course of your employment with the Company. The one narrow exception to this rule is that you may disclose such information to the Company’s representatives (including employees, counsel, accountants and financial or technical advisors) who need to know such information for the purpose of assisting the Company with the particular project to which such information relates and who are subject to a confidentiality obligation in favor of the Company. I. General Policy As a general rule, you should presume that any information you receive about the Company or its customers is nonpublic information and, therefore, should be protected from disclosure. You have an obligation to safeguard nonpublic information, whether generated internally or acquired from other sources, and to use it only in the performance of your employment responsibilities. In particular: • You may not personally profit from nonpublic information of the Company and its customers. You may not use nonpublic information to trade securities for your own (or related) accounts or to advise relatives, friends or other persons with respect to trading securities. For additional guidance on this issue, please refer to the Company’s Securities Trading and Confidentiality Policies and Procedures, above. • During and after your employment with the Company, you may not disclose nonpublic information to anyone outside the Company. You may not use (or permit anyone else to use) such information, except as required by your employment responsibilities at the Company. • Upon termination of your employment, you must return to the Company all physical (including electronic) copies of confidential information as well as all other embodied in any physical or electronic form that is based on or derived from such information, without retaining any copies. • You may not bring to the Company nonpublic information of any former employer or use such information to aid the business of the Company without the prior written consent of your former employer. • You may not seek to obtain nonpublic information that may be in the possession of other persons or business units of the Company that you do not need to know to do your job. • You may not share nonpublic information with other employees except on a strict “need to know” basis. II. Basic Practices to Protect Confidentiality Nonpublic information may be communicated only to those persons who need to know it for a legitimate

14 business purpose. Nonpublic information may be communicated to other employees of the Company or to the Company’s outside lawyers and other consultants only if: • The recipient has a legitimate need for and is authorized to receive the information in connection with his or her employment responsibilities; and • No identifiable harm can reasonably be expected to result from communication of the information to the recipient. Nonpublic information should not be communicated if it would give rise to a conflict between the interests of the recipient and those of the Company or its clients, or if it is reasonably foreseeable that the recipient would misuse the information. Nonpublic information concerning a transaction may be shared with other participants in the transaction only to the extent necessary to effectuate the transaction and only insofar as is consistent with your obligation to serve the client’s interests. The following practices should be followed to help prevent the misuse of nonpublic information: • Do not participate in Internet or social media discussions about the Company’s prospects or the prospects of the Company’s stock while in possession of nonpublic information. • Avoid discussing or even speculating about nonpublic information in places where you may be overheard by people who do not have a valid need to know such information. • Take great care when discussing nonpublic information on cellular phones and on speaker phones. Do not discuss nonpublic information with relatives or social acquaintances. • Always put confidential documents away when not in use and, based upon the sensitivity of the information, keep such documents in a locked desk or office. Do not leave documents containing nonpublic information where they may be seen by persons who do not have a need to know the content of the documents. • Avoid unnecessary copying of documents containing nonpublic information. • Do not use recycling bins to dispose of documents containing nonpublic information. If possible, use shredders prior to disposal. • Never distribute internal-use-only documents outside the Company. • When necessary, use codewords to conceal the identities of clients of the Company or information regarding clients’ proposed business or transactions. • Do not give your computer IDs and passwords to any other person. • Be aware that the Internet and other external electronic mail carriers are not secure environments for the transmission of confidential information. • If you notice unfamiliar or unauthorized people in your department or on your floor, do not hesitate to notify Security. • Comply with the specific terms of any confidentiality agreements of which you are aware.

15 • When you join or leave the Company or transfer from one part of the Company to another, take precautions to protect against disclosure or misuse of confidential information that you may possess. • Refer requests for information on the Company from the financial community, such as securities analysts, brokers or investors, to the Company’s Investor Relations department. • Refer requests for information on the Company from the media or press to the Company’s Corporate Communications department. • Refer requests for information from the SEC or other regulators to the Company’s General Counsel or his/her delegate.